UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                             --------------------

                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




Date of report (Date of earliest event reported)     October 28, 2003
                                                  --------------------------


                        Security Federal Corporation
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            (Exact Name of Registrant as Specified in Charter)



       South Carolina              0-16120                57-0858504
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(State or Other Jurisdiction     (Commission           (I.R.S. Employer
     of Incorporation)            File Number)        Identification No.)



   1705 Whiskey Road South, Aiken, South Carolina             29801
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      (Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code      (803) 641-3000
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                                  Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits

            99.1 News Release of Security Federal Corporation dated October 28, 2003.


Item 9. Regulation FD Disclosure.

     On October 28, 2003, Security Federal Corporation issued its earnings release for the quarter ended September 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

     The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 28, 2003                 SECURITY FEDERAL CORPORATION



                                       /s/ Roy G. Lindburg
                                       -------------------------------------
                                       Roy G. Lindburg
                                       Treasurer and Chief Financial Officer

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                                 Exhibit 99.1

                      News Release Dated October 28, 2003

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                               NEWS RELEASE

          SECURITY FEDERAL CORPORATION ANNOUNCES QUARTERLY EARNINGS
          ---------------------------------------------------------


Aiken, South Carolina (October 28, 2003) - Security Federal Corporation (OTCBB: SFDL), parent company of Security Federal Bank, announced a 9% increase in earnings to $890,000 or $0.35 per share for the three months ending September 30, 2003 compared to $814,000 or $0.32 per share for the three months ending September 30, 2002.

For the six months ending September 30, 2003, earnings increased 18% to $1.8 million or $0.72 per share compared to $1.5 million or $0.61 per share for the six months ending September 30, 2002. The increases in earnings are attributable to increases in non- interest income offset partially by decreases in net interest income due to shrinking interest margins.

Total net loans receivable were $237.8 million at September 30, 2003 compared to $243.2 million at March 31, 2003. Total deposits increased $25.5 million to $383.9 million during the six months ending September 30, 2003, an increase of 7.1%. Total assets increased to $492.6 million at September 30, 2003. This was an increase of 10.7% from $444.9 million in total assets at March 31, 2003.

Security Federal Bank has twelve full service branch locations in Aiken, Clearwater, Denmark, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia. The Lexington branch office opened in August of this year. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

Security Federal Corporation common stock began trading on the Over-The-Counter Bulletin Board on October 9, 2003 under the symbol SFDL. Its market makers include Sterne, Agee, & Leach, Inc. and Trident Securities.




For additional information contact Roy Lindburg (803) 641-3070

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